UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On July 15, 2025, Soluna Holdings, Inc. (the “Company”) offered and sold in a public offering (the “Offering”) an aggregate of (i) 8,794,544 shares of its common stock, par value $0.001 per share (each a “Share” and collectively, the “Shares”); (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 296,365 shares of common stock; (iii) Series A warrants (the “Series A Warrants”) to purchase 9,090,909 shares of common stock; and (iv) Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Common Warrants”) to purchase 9,090,909 shares of common stock, pursuant to the Registration Statement on Form S-1 (File No. 333-287519), and a securities purchase agreement, dated as of July 15, 2025, by and between the Company and each purchaser signatory thereto (the “Purchase Agreement”).

Each Share or Pre-Funded Warrant was sold together with one Series A Warrant to purchase one Share and one Series B Warrant to purchase one Share. The combined public offering price for each Share (or Pre-Funded Warrant) and accompanying Common Warrants was $0.55. The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately upon issuance and will expire when exercised in full. Each Common Warrant has an exercise price of $0.55 per share and is exercisable immediately upon issuance. The Series A Warrants will expire on the five-year anniversary of the initial exercise date and the Series B Warrants will expire on the twenty-four-month anniversary of the initial exercise date.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Common Warrants, is approximately $4.3 million. The Company intends to use the net proceeds from the Offering for working capital, project-level equity, and general corporate purposes. The Offering closed on July 17, 2025.

In connection with the Offering, and pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 45 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction (as defined in the Purchase Agreement) until the six-month anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, (ii) up to $125,000 for fees and expenses of the Placement Agent’s legal counsel and other reasonable out of pocket expenses, and (iii) up to $15,950 for the Placement Agent’s clearing expenses. In addition, the Company agreed to issue to the Placement Agent or its designees warrants (“Placement Agent Warrants”) to purchase 454,545 shares of common stock (equal to 5.0% of the shares of common stock sold in the Offering), at an exercise price of $0.6875 per share, which represents 125% of the public offering price per share and accompanying Common Warrants. The Placement Agent Warrants are exercisable immediately upon issuance and will terminate on the five-year anniversary of commencement of sales in the Offering.

The Shares, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants, the Placement Agent Warrants (collectively, the “Warrants”), and the shares of common stock issuable upon the exercise of the Warrants, were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on May 22, 2025, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-287519), and declared effective by the SEC on July 15, 2025.

The foregoing description of the Purchase Agreement, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants, and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Series A Warrant, the form of Series B Warrant, the form of Pre-Funded Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

Press Releases

On July 15, 2025, the Company issued a press release announcing the pricing of the Offering, and on July 17, 2025, the Company issued a press release announcing the closing of the Offering.

A copy of each such press release is attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward-looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to statements regarding the anticipated use of proceeds from the Offering and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2025, as well as other risks described in the section entitled “Risk Factors,” in the Company’s registration statement on Form S-1, as amended (File No. 333-287519). All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant issued in the Offering.

4.2	Form of Series B Warrant issued in the Offering.

4.3	Form of Pre-Funded Warrant issued in the Offering.

4.4	Form of Placement Agent Warrant issued in the Offering.

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.113 to the Company’s Registration Statement on Form S-1/A (File No. 333-287519) filed on June 16, 2025).

99.1	Press Release, dated July 15, 2025.

99.2	Press Release, dated July 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: July 17, 2025	By:	/s/ John Tunison
John Tunison
Chief Financial Officer
(principal financial officer)